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                                                                   EXHIBIT 10.15

                         CORPORATE GUARANTY OF XRG, INC.

                          Date:________________, 20___

      To induce the shareholders of EXPRESS FREIGHT SYSTEMS, INC.., a Tennessee corporation ("EFS") to enter into an Agreement and Plan of Merger with XRG, INC., a Delaware corporation ("XRG") and its wholly owned subsidiary, XRG ACQUISITION SUB I, INC., a Tennessee corporation ("Sub") and amendments thereto (collectively "Merger Agreement"), XRG, as the parent of EFS, which is the surviving corporation pursuant to the Merger, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to each EFS Shareholder and his successors and assigns, the due regular and punctual payment of any sum or sums of money which EFS may owe to each EFS Shareholder now or at any time hereafter, and does hereby further guarantee to each EFS Shareholder, and his successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that EFS may owe to each EFS Shareholder now or at any time hereafter under the terms of the foregoing Merger Agreement (all such payment and performance obligations being collectively referred to as "OBLIGATIONS"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses that may be suffered by each EFS Shareholder by reason of EFS' default or default of the undersigned.

      This Guaranty is a guaranty of prompt payment and performance and not merely a guaranty of collection. Nothing herein shall require each EFS Shareholder to first seek or exhaust any remedy against EFS, its successors and assigns, or any other person obligated with respect to the Obligations. It is agreed that each EFS Shareholder may, upon any breach or default of EFS, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by EFS, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of EFS or any other person as parties thereto.

      The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) any extension, renewal, amendment, change, waiver or other modification of the Merger Agreement; (b) the absence of, or delay in, any action to enforce the Merger Agreement, this Guaranty or any other document; (c) the release of, extension of time for payment or performance by, or any other indulgence granted to EFS or any other person with respect to the Obligations by operation of law or otherwise; (d) EFS' voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting EFS or any of its assets; or (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

      This Guaranty may be terminated upon delivery to each EFS Shareholder of a written termination notice from the undersigned upon the complete discharge of all Obligations under the Merger Agreement. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by EFS prior to each EFS Shareholder's receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

      The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or resumed by each EFS Shareholder, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, each EFS

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Shareholder shall be prohibited from exercising any of his rights or remedies against EFS or any other person or against any property, then, as between each EFS Shareholder and the undersigned, such prohibition shall be of no force and effect, and each EFS Shareholder shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to each EFS Shareholder upon a default with respect to the Obligations.

      Notice of acceptance of this Guaranty and of any default by EFS or any other person is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from EFS on a continuing basis financial data and other information regarding EFS and is not relying upon each EFS Shareholder to provide any such data or other information. Without limiting the foregoing, notice of adverse change in EFS' financial condition or of any other fact that might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between EFS, its successors or assigns, and each EFS Shareholder shall be binding upon and shall not affect the liability of the undersigned.

      This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by each EFS Shareholder. No failure by each EFS Shareholder to exercise his rights hereunder shall give rise to any estoppel against each EFS Shareholder, or excuse the undersigned from performing hereunder. This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. The undersigned hereby submits to the jurisdiction and venue of the courts of Hamilton County, Tennessee or the United States District Court for the Eastern District of Tennessee, for the purposes of any legal action initiated by each EFS Shareholder against the undersigned relating hereto. If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

      Each signatory on behalf of a corporate guarantor warrants that he has authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

      IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                          XRG, INC.

                                          By: ________________________________
                                                   (Signature)

                                          Name: ______________________________

                                          Title: _____________________________

ATTEST:

_____________________________________

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